UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2018

JOBLOCATIONMAP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36604	46-0745348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Michigan Avenue #600, Chicago IL	60611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 773-236-8132

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Items

On November 14, 2018, our board of directors approved an agreement and plan of merger to merge with our wholly-owned subsidiary, Bioscience Neutraceuticals, Inc. a Nevada corporation, to effect a name change from JobLocationMap, Inc. to Bioscience Neutraceuticals, Inc. Our company will remain the surviving entity. Bioscience Neutraceuticals, Inc. was formed solely for the change of name.

Articles of Merger to effect the merger and change of name will be filed with the Nevada Secretary of State with an effective date of December 4, 2018, subject to the approval by the Financial Industry Regulatory Authority (FINRA).

The amendment is currently being reviewed by FINRA. We will announce the completion of the FINRA review and the effectiveness of the amendment on the market by filing a Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOBLOCATIONMAP, INC.

By:	/s/ Liang Chen
Liang Chen
Chief Executive Officer

Date:	November 19, 2018

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